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                            REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF NOVEMBER 30, 1998

                                     BY AND AMONG

                                    MOSSIMO, INC.

                                         AND

                                  MOSSIMO GIANNULLI

                                         AND

                                    EDWIN H. LEWIS

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


                            REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 30, 1998, by and between MOSSIMO, INC., a Delaware corporation (the "Company"), and Mossimo Giannulli, an individual ("Giannulli"), and Edwin
H. Lewis, an individual ("Lewis," and, together with Giannulli, the "Stockholders").

                                       RECITALS

          A. The Company and Lewis entered into the Incentive Stock Option Agreement, the Nonqualified Stock Option Agreement, the Performance Incentive Stock Option Agreement and the Nonqualified Performance Stock Option Agreement, each dated as of November 30, 1998 (the "Option Agreements"), pursuant to which the Company has granted to Lewis options to purchase up to an aggregate of 6,186,111 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") subject to the terms and conditions set forth in the Option Agreements.

          B. Pursuant to the terms of the Contribution Agreement dated as of November 30, 1998, by and between the Company and Giannulli, Giannulli agreed to contribute to the Company, upon each exercise by Lewis of an option pursuant to any Option Agreement, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise.

          C. Pursuant to the terms of the Escrow Agreement dated as of November 30, 1998, by and between the Company and Giannulli, Giannulli placed into an escrow account 6,186,111 shares of Common Stock (the "Escrowed Shares").

          D. The Company and the Stockholders desire to enter into this Agreement for the purpose of granting to the Stockholders certain rights with respect to registering under the Securities Act of 1933, as amended, shares of Common Stock, par value $.001 per share, of the Company.

                                      AGREEMENT

          In consideration of the Recitals and mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have the meaning set forth in Section 5 hereof.

          "Assignee" shall have the meaning set forth in Section 8(e) hereof.

          "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of California are not required to be open.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

          "Common Stock" shall have the meaning set forth in Recital A hereof.

          "Company" shall have the meaning set forth in the heading hereof.

          "Delay Period" shall have the meaning set forth in Section 2(d) hereof.

          "Demand Notice" shall have the meaning set forth in Section 2(a) hereof.

          "Demand Registration" shall have the meaning set forth in Section 2(b) hereof.

          "Effectiveness Period" shall have the meaning set forth in Section 2(d) hereof.

          "Escrowed Shares" shall have the meaning set forth in Recital C hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Giannulli" shall have the meaning set forth in the heading hereof.

          "Giannulli Stock" means (i) the Escrowed Shares and (ii) the 4,186,111 other shares of Common Stock owned by Giannulli as of the date of this Agreement and any other shares of Capital Stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of Capital Stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

          "Holder" means a person who owns Registrable Shares and is either (i) a Stockholder, (ii) an heir of a Stockholder, or (iii) an Assignee; PROVIDED THAT, with respect to each Stockholder, the Stockholder and the heirs of such Stockholder who own Registrable Shares collectively shall be considered a single Holder for purposes of determining the number of demand and piggyback registrations the Company is obligated to accommodate pursuant to this Agreement.

          "Inclusion Notice" shall have the meaning set forth in Section 2(a) hereof.

          "Indemnified Party" shall have the meaning set forth in Section 7(c) hereof.


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

          "Indemnifying Party" shall have the meaning set forth in Section 7(c) hereof.

          "Inspectors" shall have the meaning set forth in Section 5(l) hereof.

          "Interruption Period" shall have the meaning set forth in Section 5 hereof.

          "Lewis" shall have the meaning set forth in the heading hereof.

          "Lewis Stock" means the Common Stock issued by the Company to Lewis upon exercise of the options under the Option Agreements and any other shares of Capital Stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of Capital Stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Losses" shall have the meaning set forth in Section 7(a) hereof.

          "Option Agreements" shall have the meaning set forth in Recital A hereof.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in Section 3 hereof.

          "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Records" shall have the meaning set forth in Section 5(l) hereof.

          "Registrable Shares" means (i) with respect to Lewis, the Lewis Stock, and (ii) with respect to Giannulli, the Giannulli Stock, unless, in each case, all of such securities of a Holder have been effectively registered under
Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement; PROVIDED, HOWEVER, to the extent an amount of Lewis Stock is issued to Lewis by the Company in excess of the amount of Capital Stock contributed to the


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

Company by Giannulli (herein referred to as "Excess Lewis Stock"), the Excess Lewis Stock shall not be considered Registrable Shares until it ceases to be Excess Lewis Stock.

          "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

          "Registration Expenses" means all expenses incurred in connection with a Registration, including, without limitation, (i) all registration and filing fees, including National Association of Securities Dealers, Inc. filing fees,
(ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith,
(iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing preliminary and final prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) reasonable fees and disbursements of counsel, (vi) fees and disbursements of all independent certified public accountants of the Company (including expense of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company and Holders in connection with such Registration Statement, (vii) discounts, commissions or brokers' fees or fees of similar securities industry professionals, and (viii) any transfer taxes relating to the disposition of Registrable Shares by any Holder.

          "Registration Period" means, as to any Holder, the period beginning on November 30, 2000 and ending on the earlier to occur of the date when such Holder (i) no longer beneficially owns (as defined in Rule 13d-3 under the Exchange Act) Registrable Shares representing at least 10% of the outstanding Common Stock or (ii) has exercised his right to make one Demand Registration and two Piggyback Registrations.

          "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

          "Stockholder" shall have the meaning set forth in the heading hereof.

          "Underwritten Registration or Underwritten Offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.


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

          2.   DEMAND REGISTRATION.

               (a) Each Holder (other than Assignees) shall have the right during the Registration Period, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holder; PROVIDED, HOWEVER, that the aggregate value (at the respective dates of such notices) of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Inclusion Notice received pursuant to the following sentence shall be at least $ 5 million. Upon receipt of any such Demand Notice, the Company shall promptly notify each Holder (other than Assignees) of the receipt of such Demand Notice and allow him the opportunity to include Registrable Shares held by him in the proposed registration by submitting his own written notice to the Company requesting inclusion of a specified number of such Holder's Registrable Shares (the "Inclusion Notice"). In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of the Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each Holder. Each Holder shall be entitled to one Demand Registration pursuant to this Section 2. A registration shall not count as a Demand Registration until it has become effective. It is agreed that the registration of Registrable Shares pursuant to an Inclusion Notice shall not be deemed to be a Demand Registration or a Piggyback Registration. Nothing in this Section 2(a) shall limit any rights of the Holders pursuant to Section 3 hereof.

               (b) The Company, within 60 days of the date on which the Company receives a Demand Notice given by a Holder in accordance with Section 2(a) hereof, shall file with the SEC a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution and subject to the restrictions of Sections 2(a) and 2(d) hereof, of the total number of Registrable Shares specified by the Holders in such Demand Notice and any Inclusion Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

               (c) The Company shall use commercially reasonable efforts to cause each Registration Statement filed pursuant to Section 2(b) to be declared effective and to keep each such Registration Statement continuously effective and usable for the resale of the Registrable Shares covered thereby until the earlier of (i) such time as all of the Registrable Securities included in such Registration Statement have been sold and (ii) 180 days (or, if the filing was on a Form S-3 registration statement, 365 days) after such Registration Statement becomes effective.

               (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 120 days (a "Delay Period"), if (i) the Company proposes to file a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, or (ii) the Company determines in good faith that the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; PROVIDED, HOWEVER, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 150 days minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive 12 months, and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period."

               (e) The Holder of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request, and in the event of such revocation, such registration shall not count against the maximum number of Demand Registrations to which the Holders are entitled under Section 2(a).

               (f) All Registration Expenses incurred in connection with any Demand Registration pursuant to this Section 2 shall be borne pro rata by the Holders participating in such Demand Registration. The Company shall bear no responsibility for any Registration Expense incurred in connection with a Demand Registration.

          3.   PIGGYBACK REGISTRATION.

               (a) RIGHT TO PIGGYBACK. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan and a registration permitted under Rule 462 of the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective), the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated effective date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration").


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

Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. Each Holder shall be entitled to two Piggyback Registrations pursuant to this Section 3.

               (b) PRIORITY ON PIGGYBACK REGISTRATIONS. The Company shall permit the Holders to include all such Registrable Shares on-the-same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securities of the Company which the Company proposes to sell for its own account, and (ii) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Shares and other securities requested to be included in such registration, pro rata among Holders and others exercising piggyback registration rights, on the basis of the shares of Common Stock owned by all such persons.

               (c) RIGHT TO ABANDON. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Registrable Shares for public offering by the managing underwriter, in the case of an underwritten public offering, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

               (d) EXPENSES. The Company shall bear and pay all Registration Expenses incurred in connection with any registration of securities for the Company's own account referred to in the first sentence of Section 3(a), and each Holder participating in the Piggyback Registration shall bear and pay pro rata all expenses related to (i) registration and filing fees, including National Association of Securities Dealers, Inc. filing fees, and (ii) discounts, commissions and broker's fees incurred in connection with the registration of Registrable Shares pursuant to this Section 3 for the account of such Holder.

          4. HOLDBACK AGREEMENT. If (i) the Company shall file a registration statement with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or


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

distribution of Registrable Shares would have material adverse impact on such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares (other than sales under Rule 144 under the Securities Act) during the 10 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").

          5. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

               (a) at least ten (10) days before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Holders who are participating in such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters (and their respective counsel), and, in the case of a Demand Registration, the Company will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereof to which the registering Holder or the underwriters, if any, shall reasonably object;

               (b) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with the Holders' intended method or methods of distribution thereof, subject to
Section 2(d) hereof, include in the related Prospectus such customary information as may be reasonably required by the Holders, their underwriters or their counsel, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

               (c) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of

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Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

               (d) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

               (f) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

               (g) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; PROVIDED, HOWEVER, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

               (h) upon the occurrence of any event contemplated by paragraph 5(d)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (i) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

               (j) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any securities exchange or regulatory body;

               (k) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement which are in a form eligible for deposit with The Depository Trust Company;

               (l) if such offering is an underwritten offering, make available by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), such executives and other personnel, and financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspector in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; PROVIDED, HOWEVER, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that he shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

               (m) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holder of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in connection therewith, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. In addition, the Company agrees not to effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock during the 10 days prior to the effective date of any underwritten Demand Registration and until the earliest of
(i) the abandonment of such offering, or (ii) the termination of any Hold Back Period reasonably requested by the underwriters (with exceptions for issuances pursuant to outstanding options, warrants, and convertible or exchangeable securities, pursuant to employee and dividend reinvestment plans, and such other exceptions as are customary or agreed with the managing underwriter).

          The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

          Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(ii), 5(d)(iii), 5(d)(iv) or 5(d)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

          Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering such Registrable Shares.

          6.   UNDERWRITING REQUIREMENTS.

               (a) Subject to Section 6(b) hereof, any Holder who properly requests a Demand Registration pursuant to Section 2 shall have the right, by written notice, to request that such Demand Registration provide for an underwritten offering.

               (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holder of a majority of the Registrable Shares covered by the Demand Notice to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

          7.   INDEMNIFICATION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, and such Holder's directors, officers, agents or employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein or by any underwriter expressly for use in a Demand Registration; PROVIDED, HOWEVER, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if
(i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise, and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and PROVIDED FURTHER, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or currently with the sale of Registrable Shares. In connection with any Underwritten Offering, the Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to indemnification of Holders of Registrable Shares, or on such other terms as are reasonable and customary and requested by the managing underwriter.

               (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SHARES. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, any other participating Holder, their respective directors, officers, agents or employees, each Person who controls the Company or any other participating Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus; PROVIDED that in no event shall any indemnity under this Section 7(b) exceed the net proceeds received by the Holder from the offering related to the Registration Statement.

               (c) NOTICE OF CLAIMS, ETC. If any Person shall be entitled to indemnity hereunder (an "Indemnified Party"), the indemnified party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other Indemnified Parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

               (d)  CONTRIBUTION.  If the indemnification provided for in this
Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          8.   MISCELLANEOUS.

               (a) TERMINATION. This Agreement and the obligations of the Company and the Holders hereunder shall terminate at such time as the Registration Period with respect to each Holder expires.

               (b) NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to the Company:

     Mossimo, Inc.
     2450 White Road, 2nd Floor
     Irvine, CA 92614
     Fax:  (949) 852-1921
     Attention:     President

     With a copy to:

     Latham & Watkins
     650 Town Center Drive, 20th Floor
     Costa Mesa, California 92626
     Fax:  (714) 755-8290
     Attention:     Cary K. Hyden

     If to Giannulli:

     Mossimo Giannulli
     c/o Mossimo, Inc.
     2450 White Road, 2nd Floor
     Irvine, CA 92614
     Fax:  (949) 852-1921

     If to Lewis:

     Edwin H. Lewis
     c/o Mossimo, Inc.
     2450 White Road, 2nd Floor
     Irvine, CA 92614
     Fax:  (949) 852-1921


               (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

               (d) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               (e) ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Holder without the consent of the Company, or by the Company without the consent of the Holder of a majority in number of the Registrable Shares then outstanding. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their heirs. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same. Notwithstanding the foregoing provisions of this Section 8(e), the rights of the Holders pursuant to this Agreement may be assigned (but only with all related obligations) to transferees or assignees of Registrable Securities who, after such assignment, hold at least 500,000 Registrable Shares (an "Assignee") provided the Company is, within 30 days after such assignment, furnished with written notice of the name and address of such Assignee and the Registrable Shares with respect to which such rights are being assigned.

               (f) GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               (g) SEVERABILITY. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

               (h) INJUNCTIVE RELIEF. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

               (i) ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees incurred in connection with such action, including any appeal of such action.

               (j) CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

               (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

               (l) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless (i) the Company has consented in writing and (ii) the Company has obtained the written consent of the Holders of a majority in number of the Registrable Shares then outstanding or, in the case of a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement, the written consent of the Holders of a majority of the Registrable Shares being sold.

               (m) PUBLICITY. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

                                 [Signatures Follow]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                   THE COMPANY:

                                   MOSSIMO, INC., a Delaware corporation


                                   By: /s/ Thora B. Thoroddsen
                                      ---------------------------------------
                                        Thora B. Thoroddsen
                                        Senior Vice President of Finance,
                                        Secretary and Treasurer

                                   STOCKHOLDERS:

                                   MOSSIMO GIANNULLI, an individual


                                   By: /s/ Mossimo Giannulli
                                      ---------------------------------------
                                        Mossimo Giannulli


                                   EDWIN H. LEWIS, an individual


                                   By: /s/ Edwin H. Lewis
                                      --------------------------------------
                                        Edwin H. Lewis